SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) December 23, 2003
      -------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated December 23, 2003, issued by AMCON Distributing Company

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On December 23, 2003, AMCON issued a press release announcing its earnings for the fourth quarter ended September 26, 2003. The press release is furnished herewith as an exhibit and incorporated herein by reference.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:  December 24, 2003        By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer



                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated December 23, 2003, issued by AMCON
                 Distributing Company







                                 Exhibit 99.1

                                 NEWS RELEASE

                       AMCON RELEASES 4TH QUARTER RESULTS

Omaha, NE, December 23, 2003   AMCON Distributing Company (AMEX:DIT), an
Omaha, NE based consumer products company, announced today net income of $0.3 million or $0.10 per diluted share for the fourth quarter ended September 2003 compared with $0.6 million or $0.20 per diluted share for the fourth quarter of the prior year. Sales for the fourth quarter were $207.5 million compared to $224.1 million for the same period in the prior year.

For the fiscal year ended September 2003, AMCON reported net income of $1.0 million or $0.32 per diluted share compared to $2.0 million or $0.63 per diluted share for the prior year. Sales for fiscal year ended September 2003 were $772.1 million compared to $847.1 million for the same period of the prior year.

William F. Wright, Chairman of AMCON, stated that, "Early last year we decided to establish The Beverage Group ("TBG") to assist in the marketing and distribution of our Hawaiian Springs brand, along with several other specialty beverages. We chose that avenue rather than endeavoring to buy an existing beverage company since we believed that prices for existing beverage companies were unreasonable. By establishing TBG, the costs of such establishment are deducted as expenses when incurred, rather than capitalized as would have been the case in an acquisition. Approximately $0.57 per diluted share of our earnings for this year went towards establishing TBG.
We believe that the wisdom of our decision will be validated in the future.

Sales in our wholesale distribution segment for the fourth quarter of fiscal 2003 were below the prior year as the deflationary trend in cigarette prices continued through the fourth quarter and carton volume was 2.5% below the fourth quarter of the prior year. These negative sales factors were partially offset by an increase in sales of other products of $2.0 million in our wholesale segment. Despite the reduction in sales, gross profit in the wholesale segment was $0.5 million higher than the fourth quarter of fiscal 2002. In addition, operating expenses and interest expense were $0.8 million lower than the prior year which resulted in the wholesale distribution business generating pre-tax income of $1.2 million greater than the fourth quarter of the prior year.

Sales in the retail health food business for the fourth quarter were $0.4 million greater than the prior year as our stores in the Midwest continued to show improvement over the prior year. Pre-tax income in this segment was also $0.1 million greater than the fourth quarter of the prior year.

Sales in our beverage segment increased only slightly over the prior year as it still represents a business in the start-up phase. The formation of TBG earlier in the year to market and distribute our Hawaiian Springs brand of bottled natural spring water and other specialty beverages resulted in significant expenses being incurred to develop markets for the brands. As a result, the beverage business incurred a pre-tax loss of $2.3 million during the fourth quarter of fiscal 2003."


                                       1
Wright added "For the year, our pre-tax profit and cash flow numbers in our wholesale segment improved dramatically. In that segment, net income before taxes of $7.6 million was up over 36% despite a 10% drop in sales. The change in pre-tax earnings was adversely impacted by the absence of a cigarette price increase, reduced earnings from our private label products, and reduced manufacturer incentive allowances in our wholesale segment which, combined, were $5.0 million less than the prior year. These items were more than offset by a favorable LIFO inventory adjustment of $1.8 million, increases in profits from sales of non-cigarette products of $1.4 million, reduction of operating expenses and interest expense of $3.6 million, and an increase in other income of $0.2 million.

That performance enabled us to show an increase in cash flow from overall operations of over $5 million with a resultant reduction in debt levels. In addition, with our operating line usage at less than 70% of availability and variable interest costs at slightly below 4%, we locked in interest costs for approximately one-half of our credit line usage for the next several years to keep those costs fixed below 5%.

Our numbers for our retail health segment continued to improve with sales increasing by $1.4 million over the prior year. New management and a new, fully integrated system implementation were the catalyst for improvement in our Midwest stores in fiscal 2003. Based on this improvement, we plan to open at least one new store in the Midwest in fiscal 2004 and will continue to focus efforts on improving the performance of the Florida market.

In our beverage segment, Hawaiian Natural Water began to show greater sales as its new production facility was completed and as construction of its packaging and warehouse facility progressed towards final completion earlier this month. Pre-tax results for the beverage segment for fiscal 2003 were $3.8 million lower than the prior year. We anticipated this for the current fiscal year and, as noted earlier, believe that the beverage segment will produce profits and significantly increase overall margins for our Company and its shareholders as our company continues to reduce its reliance upon our wholesale segment."

AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc. (formerly Food For Health Co., Inc.), operate health and natural product retail stores in central Florida (7), Kansas, Missouri, Nebraska and Oklahoma (3). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc., which was acquired in December of 2001, produces and sells natural spring water under the Hawaiian Springs label.
The water is bottled at the source on the Big Island of Hawaii. The Beverage Group, Inc. markets and distributes Hawaiian Springs and other premium beverage products, including HYPE Energy Drink, Kona Coffee, Bottle Green and Bahia drinks, and Xterra, a line of sports beverages and energy bars, in the United States, Canada and Mexico.


                                       2


This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

         Visit AMCON Distributing Company's web site at: www.amcon.com








































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              AMCON Distributing Company and Subsidiaries
                     Consolidated Balance Sheet
                       September 2003 and 2002

------------------------------------------------------------------------------------
                                                          2003              2002
------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash                                                $    668,073     $     130,091
  Accounts receivable, less allowance for doubtful
   accounts of $0.8 million and $0.6 million in
   2003 and 2002, respectively                          28,170,129        31,216,783
  Inventories                                           32,489,051        35,744,074
  Income tax receivable                                          -           981,054
  Deferred income taxes                                  1,568,476           324,369
  Other                                                    581,950           393,365
                                                      ------------     -------------
      Total current assets                              63,477,679        68,789,736

Fixed assets, net                                       16,951,615        16,096,124
Available-for-sale investments                             512,694           562,000
Goodwill                                                 6,091,397         6,091,397
Other intangible assets                                 11,420,542        11,804,289
Other assets                                             1,045,503         1,242,923
                                                      ------------     -------------
                                                      $ 99,499,430     $ 104,586,469
                                                      ============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    $ 15,092,091     $  19,873,851
  Accrued expenses                                       3,715,370         3,969,164
  Accrued wages, salaries, bonuses                       1,462,678         1,371,310
  Income tax payable                                       540,414                 -
  Current liabilities of discontinued operations           117,612            93,558
  Current portion of long-term debt                     15,348,167        14,783,967
  Current portion of subordinated debt                   7,762,666         1,708,986
                                                      ------------     -------------
     Total current liabilities                          44,038,998        41,800,836

Deferred income taxes                                    1,367,367           788,316
Noncurrent liabilities of discontinued operations          161,025           197,024
Long-term debt, less current portion                    35,654,423        36,362,099
Subordinated debt, less current portion                    976,220         8,738,886

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000
   shares authorized, none outstanding                           -                 -
  Common stock, $.01 par value, 15,000,000 shares
   authorized, 3,168,954 and 3,156,962 issued in
   2003 and 2002, respectively                              31,690            31,570
  Additional paid-in capital                             5,997,977         5,977,643
  Accumulated other comprehensive income, net of tax
   of $0.1 million and $0.2 million in 2003 and 2002,
   respectively                                            220,732           294,771
  Retained earnings                                     11,050,998        10,395,324
                                                      ------------     -------------
                                                        17,301,397        16,699,308
                                                      ------------     -------------
                                                      $ 99,499,430     $ 104,586,469
                                                      ============     =============

                                       4

                AMCON Distributing Company and Subsidiaries
                   Consolidated Statement of Operations
                   For the Three and Twelve Months Ended
                          September 2003 and 2002


                                           Three Months ended September     Twelve Months Ended September
                                           ----------------------------     -----------------------------
                                                2003           2002              2003            2002
                                           ----------------------------     -----------------------------
Sales                                      $ 207,456,442  $ 224,071,490     $ 772,135,351   $ 847,116,997
Cost of sales                                190,994,785    207,542,702       711,974,154     785,192,882
                                           ----------------------------     -----------------------------
Gross profit                                  16,461,657     16,528,788        60,161,197      61,924,115
                                           ----------------------------     -----------------------------

Selling, general and
 administrative expenses                      14,246,496     13,623,569        53,049,723      51,610,419
Depreciation and amortization                    577,764        966,019         2,284,608       3,163,549
                                           ----------------------------     -----------------------------
                                              14,824,260     14,589,588        55,334,331      54,773,968
                                           ----------------------------     -----------------------------
Income from operations                         1,637,397      1,939,200         4,826,866       7,150,147

Other expense (income):
  Interest expense                               833,007      1,146,451         3,269,777       4,272,783
  Other income, net                              268,910       (272,430)          (98,384)       (505,712)
  Equity in loss of
   unconsolidated affiliate                            -              -                 -          95,007
                                           ----------------------------     -----------------------------
                                               1,101,917        874,021         3,171,393       3,862,078

Income  before income taxes                      535,480      1,065,179         1,655,473       3,288,069
Income tax expense (benefit)                     201,000        416,783           629,000       1,316,000
                                           ----------------------------     -----------------------------
Net income (loss)                          $     334,480  $     648,396     $   1,026,473   $   1,972,069
                                           ============================     =============================
Earnings per share:
  Basic                                    $        0.10  $        0.21     $        0.32   $        0.65
                                           ============================     =============================
  Diluted                                  $        0.10  $        0.20     $        0.32   $        0.63
                                           ============================     =============================

Weighted average shares outstanding:
  Basic                                        3,166,191      3,112,962         3,166,191       3,032,484
  Diluted                                      3,222,253      3,197,326         3,222,253       3,109,179


FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834

                                   -end-

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